Exhibit 10.3

FOOTHILS PETROLEUM, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Purchase Agreement”), dated as of April 5 2016, is entered into by and among Foothills Petroleum, Inc., a Nevada corporation (“Foothills” or “Issuer”), and Alternus Capital Holdings Limited, a British Virgin Islands company (“Purchaser”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Section 11 below.

RECITALS

A.          Foothills is a recently formed Nevada corporation, formed on December 17, 2015 principally (a) for the purposes of acquiring and operating oil and gas assets and (b) for effecting the Pubco and other transactions herein described. These proposed transactions include acquiring (i) Tiger Exploration Partners International LLC, a Nevada limited liability company and affiliated operating companies (“TEPI”), which is principally engaged in acquiring proven and probable acreage, exploring, drilling, developing and operating wells for oil and gas production mainly in the Rocky Mountain areas of the United States, (ii) Tiger Energy Operating, LLC (“TEO”) and (iii) Tiger Energy Mineral Leasing, LLC (“TEML” and collectively with TEPI and TEO, the “Companies”).

B.          Foothills intends to merge or otherwise combine with a company whose shares may be listed for trading (“Pubco”), so that on completion of the transaction (the “Pubco Merger”) the shareholders of Foothills as a group will become the principal controlling shareholders of Pubco.

C.          Issuer desires to obtain funds from Purchaser in order to provide working capital for marketing, acquisitions, including acquisitions of one or more of the Companies, other expansion and generally to further the operations of the Issuer.

D.          Issuer is conducting a private bridge note offering (the “Offering”), in an amount of up to $3,500,000 (the “Preliminary Financing”), consisting of 8% Convertible Promissory Notes substantially in the form as annexed hereto as Exhibit A, (the “Notes”) which may be voluntarily converted into shares (the “Conversion Shares” and together with the Notes, collectively referred to herein as the “Securities”) of the Issuer’s common stock (the “Common Stock”),with an exercise price of $0.665 per share or such other amount that on conversion yields no less than 30% of then outstanding Pubco common stock to the Purchaser or Purchasers (the “Conversion Price”). The Securities will be sold pursuant to exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated under the Securities Act.

E.          Foothills anticipates that the Preliminary Financing may be conducted in several tranches, of which the initial tranche of $600,000 was subscribed and obtained on or around December 24, 2015 from Purchaser (the “Initial Tranche”).

F.          Purchaser desires to purchase from Foothills, and Foothills desires to sell and issue to Purchaser, a Note in consideration of $400,000 (the “Second Tranche”). The Second Tranche together with the Initial Tranche are part of the Preliminary Financing.

FOOTHILS PETROLEUM, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Purchase Agreement”), dated as of March __ 2016, is entered into by and among Foothills Petroleum, Inc., a Nevada corporation (“Foothills” or “Issuer”), and Alternus Capital Holdings Limited, a British Virgin Islands company (“Purchaser”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Section 11 below.

RECITALS

A.          Foothills is a recently formed Nevada corporation, formed on December 17, 2015 principally (a) for the purposes of acquiring and operating oil and gas assets and (b) for effecting the Pubco and other transactions herein described. These proposed transactions include acquiring (i) Tiger Exploration Partners International LLC, a Nevada limited liability company and affiliated operating companies (“TEPI”), which is principally engaged in acquiring proven and probable acreage, exploring, drilling, developing and operating wells for oil and gas production mainly in the Rocky Mountain areas of the United States, (ii) Tiger Energy Operating, LLC (“TEO”) and (iii) Tiger Energy Mineral Leasing, LLC (“TEML” and collectively with TEPI and TEO, the “Companies”).

B.          Foothills intends to merge or otherwise combine with a company whose shares may be listed for trading (“Pubco”), so that on completion of the transaction (the “Pubco Merger”) the shareholders of Foothills as a group will become the principal controlling shareholders of Pubco.

C.          Issuer desires to obtain funds from Purchaser in order to provide working capital for marketing, acquisitions, including acquisitions of one or more of the Companies, other expansion and generally to further the operations of the Issuer.

D.          Issuer is conducting a private bridge note offering (the “Offering”), in an amount of up to $3,500,000 (the “Preliminary Financing”), consisting of 8% Convertible Promissory Notes substantially in the form as annexed hereto as Exhibit A, (the “Notes”) which may be voluntarily converted into shares (the “Conversion Shares” and together with the Notes, collectively referred to herein as the “Securities”) of the Issuer’s common stock (the “Common Stock”),with an exercise price of $0.665 per share or such other amount that on conversion yields no less than 30% of then outstanding Pubco common stock to the Purchaser or Purchasers (the “Conversion Price”). The Securities will be sold pursuant to exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated under the Securities Act.

E.          Foothills anticipates that the Preliminary Financing may be conducted in several tranches, of which the initial tranche of $600,000 was subscribed and obtained on or around December 24, 2015 from Purchaser (the “Initial Tranche”).

F.          Purchaser desires to purchase from Foothills, and Foothills desires to sell and issue to Purchaser, a Note in consideration of $400,000 (the “Second Tranche”). The Second Tranche together with the Initial Tranche are part of the Preliminary Financing.

G.          Purchaser understands that there is substantial risk, illiquidity and uncertainty in the purchase of the Securities, and that no assurance can be made that the Issuer will complete the balance of the Preliminary Financing or will repay the Notes, complete its business plan or, if completed, that it will be successful in doing so.

H.          Issuer anticipates using proceeds from the Initial Tranche to complete the Pubco Merger and to pay certain fees and costs, including legal fees and prepaid advisory fees to an investment banker. On completion of the Preliminary Financing and acquisition of the Companies by Issuer or Pubco, Foothills directly and/or through its subsidiaries will have substantially those assets listed and set forth on Exhibit B attached hereto.

I.           Issuer has one wholly owned subsidiary, Foothills Exploration, LLC, a Wyoming limited liability company (the “Issuer Sub”), which owns leaseholds on approximately 38,000 acres in Fremont County, Wyoming, and which has substantially those assets listed as set forth on Exhibit B attached hereto, certain completed acreage assignments of which have been submitted to the U.S. Bureau of Land Management for confirmation, and which has an obligation to pay $100,000 to others in the future.

J.           Issuer will use the balance of proceeds obtained from the Preliminary Financing principally to support the acquisition and operations of TEPI (the “TEPI Acquisition”), and of Issuer Sub, and for the other related purposes that are outlined in the “Use of Proceeds” attached hereto as Exhibit C.

K.          Each of Purchaser and Foothills seeks by this Agreement promptly to complete or facilitate the foregoing transactions, provided that nothing set forth herein shall require Purchaser to fund in whole or in part any portion of the Preliminary Financing balance.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Purchase Agreement hereby agree as follows:

1.           Incorporation of Recitals. The foregoing Recitals are hereby incorporated herein as if restated in their entirety.

2.           Subscription for Securities; Use of Proceeds; Option to Acquire Additional Securities.

(a)          Subject to and in accordance with the terms and conditions of this Purchase Agreement, Purchaser hereby agrees to purchase the Securities from Foothills for $400,000 (the “Purchase Price”) payable in immediately available funds at the Closing.

(b)          Issuer agrees and covenants that the proceeds from this subscription and purchase may be used substantially as set forth on Exhibit C-“Use of Proceeds” with respect to Pubco and related expenses and with respect to acquisitions of the Companies or certain of their assets or rights.

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(c)          Issuer covenants and agrees that Purchaser shall have a 30 day option from the Closing of this offering to complete the balance of the Preliminary Financing and to invest up to an additional $2 million in the securities of the Issuer, or if the Pubco Merger is completed, in securities of Pubco (the “Additional Investment Option”) upon substantially the same terms and conditions, including conversion price per share, as herein set forth, provided that on exercise of the Additional Investment Option, Purchaser acknowledges that it is not hereby or herein being granted any further option or right to acquire securities of the Issuer or of Pubco.

3.           Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to, and agrees with, Foothills as follows:

(a)          Purchaser is an accredited investor, experienced in making speculative investments and can bear the economic risk of losing Purchaser’s entire investment in the Securities.

(b)          Purchaser is acquiring the Securities for investment purposes only and the Securities will be held by Purchaser without sale, transfer or other disposition for an indefinite period unless the transfer of the Securities subsequently is registered under the U.S. federal securities laws or unless exemptions from registration are available.

(c)          Purchaser’s overall commitments to investments that are not readily marketable are not disproportionate to Purchaser’s net worth and Purchaser’s investment in the Securities will not cause such overall commitments to become excessive.

(d)          Purchaser’s financial condition is such that Purchaser is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

(e)          Purchaser has adequate means of providing for Purchaser’s current needs and personal contingencies and has no need for liquidity in Purchaser’s investment in the Securities.

(f)          Purchaser has sufficient knowledge and experience in business and financial matters to evaluate and has evaluated the merits and risks of this investment.

(g)          The address set forth below on the signature page of this Purchase Agreement is Purchaser’s true and correct address, and Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

(h)          Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because Purchaser meets one of the following criteria (if Purchaser is not an “accredited investor”, place an “X” in the following blank: _____):

(1)         An individual with a net worth, individually or jointly with Purchaser’s spouse, of $1,000,000 (in calculating net worth, one may include equity in personal property and real estate other than one’s principal residence, including cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property); or

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(2)         An individual with income in excess of $200,000 in each of the two most recent years, or joint income with Purchaser’s spouse in excess of $300,000 in each of those years, and Purchaser has a reasonable expectation of reaching the same income level in the current year; or

(3)         An individual who is an officer or director of Foothills; or

(4)         A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

(5)         A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D, as promulgated under the Securities Act; or

(6)         An entity in which all of the equity owners are accredited investors.

(i)           Purchaser confirms that all documents, records and books pertaining to an investment in the Securities that have been requested by Purchaser have been made available or delivered to Purchaser. Without limiting the foregoing, Purchaser has (i) received and reviewed this Purchase Agreement and, (ii) had the opportunity to discuss the acquisition of the Securities with representatives of Foothills, and (iii) obtained or been given access to all information concerning Foothills that Purchaser has requested. Purchaser further represents that Purchaser is cognizant of the limited operations, financial condition and capitalization of Foothills (including Foothills’ proposed business plan following acquisition of the Companies and completion of the Pubco Merger), is cognizant of the use of proceeds from this financing for such purposes as Foothills’ management may deem appropriate, and has available full information concerning Foothills’ affairs to evaluate the merits and risks of the investment in the Securities.

(j)           Purchaser understands that the Securities have not been registered under the 1933 Act, or any state securities laws in reliance on an exemption for private offerings and no U.S. federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the offering of any of the securities offered.

(k)          Purchaser acknowledges that, in making the decision to acquire the Securities, it has relied solely upon independent investigations made by Purchaser and the representations, warranties and covenants made by Foothills.

(l)           Purchaser has the full right, power and authority to enter this Purchase Agreement and to carry out and consummate the transactions herein. This Purchase Agreement constitutes the legal, valid and binding obligation of Purchaser.

(m)         Purchaser acknowledges and is aware that the following (or similar) legend will be imprinted on the certificates representing the Securities being acquired by Purchaser:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL TO THE REGISTERED HOLDER (WHICH OPINION AND COUNSEL SHALL BOTH BE SATISFACTORY TO THE COMPANY).

(n)          Purchaser understands and agrees that Foothills can give no assurance that the TEPI Acquisition or of any of the other Companies will be completed and if not completed Purchaser understands and agrees that Foothills may use the proceeds obtained hereby for other comparable acquisitions in the oil and gas industry as well as for general working capital to support operations of Foothills.

(o)          Purchaser understands and agrees that Foothills is relying upon the accuracy, completeness, and truth of Purchaser’s representations, warranties, agreements, and certifications contained in this Purchase Agreement, in determining Purchaser’s suitability as an investor in Foothills and in establishing compliance with federal and state securities laws. Purchaser understands that any incomplete, inaccurate, or untruthful response, or the breach of Purchaser’s representations, warranties, agreements, or certifications, may result in Purchaser or Issuer, or both, being in violation of federal or state securities laws, and any person, including Foothills, who suffers damage as a result may have a claim against Purchaser for damages. Purchaser also acknowledges that Purchaser is indemnifying the Issuer for these and other losses in accordance with Section 5 of this Purchase Agreement.

(p)          For purposes of compliance with the Regulation S exemption for the offer and sale of the Securities to non-U.S. Persons, if the Purchaser is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S, the Purchaser represents and warrants they are a person or entity that is outside the United States, and further represents and warrants as follows:

(1)         The Purchaser is not acquiring the Securities for the account or benefit of a U.S. Person.

(2)         If the Purchaser is a legal entity, it has not been formed specifically for the purpose of investing in the Company.

(3)         The Purchaser hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Securities, including (i) the legal requirements of the Purchaser’s jurisdiction for the acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Securities; and further, the Purchaser agrees to continue to comply with such laws as long as he, she or it shall hold the Investment Securities.

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(4)         To the knowledge of the Purchaser, without having made any independent investigation, neither the Issuer nor any person acting for the Issuer, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Securities being offered. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Investment Securities. To the knowledge of the Purchaser, the Securities were not offered to the undersigned through, and the undersigned is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(5)         The Purchaser will offer, sell or otherwise transfer the Securities, only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.

(6)         The Purchaser will not engage in hedging transactions involving the Securities unless such transactions are in compliance with the Securities Act.

(7)         The Purchaser represents and warrants that the undersigned is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). The Purchaser understands that the Company may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the Securities under the Securities Act, and the provisions of relevant state securities laws.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the Closing of this Purchase Agreement.

4.             Representation and Warranties of Foothills. Foothills hereby represents and warrants to, and agrees with, Purchaser as follows (“Foothills Warranties”):

(a)           Foothills has full power and authority to enter into, deliver and perform this Purchase Agreement, to allot, issue and sell the Securities to Purchaser and its entering into, delivery and performance of this Purchase Agreement has been duly authorized by all necessary corporate actions and will, when executed, constitute legal, valid and binding obligations on Foothills, enforceable in accordance with its terms.

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(b)          The execution and delivery of this Agreement, the issue and sale of the Securities, the consummation of the transactions herein contemplated and compliance with the terms hereof by Foothills do not, and will not, at the time of execution and delivery or issue (as the case may be), (1) contravene the constitutional documents of Foothills in any way; (2) conflict with or result in breach of any of the terms or provisions of, or constitute a default under any indenture, trust deed, mortgage or other agreement of instrument to which Foothills is a party or by which any of them or any of their respective properties are bound; or (3) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over Foothills or any of their respective properties.

(c)           The Securities will be issued in accordance with the organizational documents of Foothills and all applicable laws, rules and regulations and the Conversion Shares will rank pari passu in all respects with all other shares of common stock of Foothills issued and outstanding. Upon closing of the Pubco Merger, the Notes shall automatically convert into the shares of common stock of Pubco at the Conversion Price (the “Pubco Conversion Shares”). The Pubco Conversion Shares so issued will be automatically subject to the terms and provisions of the lock up/leak out agreement attached hereto as Exhibit E (the “Lock Up/Leak Out Agreement”), provided that the holder of the Pubco Conversion Shares shall be permitted to effect private transactions therein with individuals or institutions on condition that that any such subsequent purchaser shall execute the Lock Up/Leak Out Agreement and agree to be bound by the terms thereof. Notwithstanding the foregoing, the Purchaser covenants and agrees that it will promptly execute the Lock Up/Leak Out Agreement as a condition precedent to the issuance of the Pubco Conversion Shares upon request of Foothills or of Pubco.

(d)           Other than as may be noted herein, the Securities will be free from all liens, charges, encumbrances and third party rights of whatsoever nature and together with all rights attaching thereto as of the Closing.

(e)           The Securities on conversion and receipt of the Conversion Shares and the Conversion Shares issuable from conversion of Securities issued in connection with and upon completing the balance of the Preliminary Financing shall result in the Issuer’s shareholders owning in the aggregate not less than thirty percent (30%) of Pubco following the Pubco Merger.

(f)            Foothills was incorporated on December 17, 2015 under the laws of Nevada.

(g)           Except as disclosed to Purchaser in writing, Foothills has not granted any options, warrants or other rights to call for the issue of or agreed to issue at any time before or after the date hereof any share or loan capital or any instrument convertible into or exchangeable for shares of such capital, and Foothills is not a party to or otherwise bound by any agreement for the purchase or repurchase of shares of Foothills.

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(h)           Foothills is validly constituted and incorporated and has the requisite corporate power and is carrying on its business in the manner and in its territories within the scope of its business license and all relevant approval certificates and there is no suspension or cancellation of any such approvals, permits, authorities, licenses or consents, the result of which may have a material adverse effect on Foothills.

(i)            As of the date hereof, Foothills owns 100% of Foothills Exploration, LLC and other than as set forth herein does not own any subsidiaries or have any investments in any other entity or person.

(j)           Except as contemplated hereunder or under any transaction document relating to the TEPI acquisition and acquisition of the Companies and the Pubco Merger (collectively the “Pubco Transactions”), Foothills is not, or has not agreed to become, a member of any partnership, joint venture, consortium or other unincorporated association.

(k)           Following the Closing, Foothills will own all of the issued and outstanding capital stock of Issuer Sub.

(l)            Upon the Closing, Foothills will not own any other subsidiary or investment in any other company other than as may herein be contemplated.

(m)          Foothills has conducted its business in accordance with all applicable laws and regulations and there is no order, decree or judgment of any court or any governmental agency of any country or jurisdiction outstanding against Foothills.

(n)           Except as contemplated hereunder or under the Pubco Transactions, Foothills is not a guarantor or indemnifier of any liabilities of any other person.

(o)           No person has given any guarantee of or security for any overdraft, loan or loan facility granted to Foothills.

(p)           Foothills is not or has not been a party to any litigation, arbitration, prosecutions or other legal or contractual proceedings or hearings before any statutory, regulatory or governmental body, department, board of agency or to any material disputes or to or the subject of any investigation by any authority in the place where the business of Foothills is conducted.

(q)           No litigation, arbitration, prosecution or other legal or contractual proceedings or investigations are threatened or pending either by or against as Foothills and there are no facts or circumstances, so far as Foothills and its directors and chief executive officer are aware, which might give rise to any such proceeding, investigation, hearing or to any dispute or to any payment.

(r)            There are no unfulfilled or unsatisfied judgments against Foothills, Issuer Sub or to the knowledge of Foothills, of TEPI.

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(s)          To Foothills’ knowledge, the information given to Purchaser and its professional advisers by Foothills during the negotiations prior to this Purchase Agreement and with respect to Foothills and the Pubco Transactions was, when given, true in all material respects.

(t)           Warranties given hereunder shall be deemed to be repeated immediately before Closing and to relate to the facts and circumstances then existing.

(u)           Warranties given hereunder shall survive Closing insofar as the same are not fully performed on Closing or as expressly stated herein.

5.             Indemnification. Each of the Issuer and Purchaser, acknowledges that it understands the meaning and legal consequences of the representations, warranties, agreements, and certifications made by it in this Purchase Agreement, and the undersigned hereby agrees to indemnify and hold harmless each of Foothills, its managers, officers, directors, representatives and agents from and against any and all loss, damage, or liability due to or arising out of a breach of any representation, warranty, agreement, or certification, or the inaccuracy of any statement, of it contained in this Purchase Agreement or any other document submitted by it in connection with this Purchase Agreement. The foregoing notwithstanding, nothing in this Purchase Agreement, including the representations, warranties, agreements and certifications contained in this Purchase Agreement, shall be deemed to constitute a waiver of any rights that a party hereto may have under any applicable law.

6.            Conditions Precedent to Purchaser’s Obligation to the Closing. This Agreement and the obligations of Purchaser to effect the Closing are conditional upon the fulfillment of the following conditions precedent (“Purchaser Conditions Precedent”):

(a)           The Warranties of Issuer in Section 4 being materially true, accurate and not materially misleading and that no events have occurred that would result in any breach of any of the Warranties of Issuer or other provisions of this Agreement by the Issuer; and

(b)           No events having occurred that would result in any breach of any of such representation or warranties or other provisions of this Agreement by Issuer.

7.             Conditions Precedent to the Issuer’s Obligation to the Closing. This Agreement and the obligations of the Issuer to effect the Closing are conditional upon the fulfillment of the following conditions precedent (“Foothills Conditions Precedent”): the representations and warranties made by Purchaser in Section 3 being materially true, accurate and not materially misleading and that no events have occurred that would result in any breach of any of such representation or warranties or other provisions of this Agreement by Purchaser.

8.             Matters Pending Closing. Except as may be otherwise herein contemplated, Foothills undertakes that (i) it will not do, permit to do or omit to do (or allow to be done or to be omitted to be done) any act or thing (in either case whether or not in the ordinary course of business) which is material in the context of Issuer prior to Closing and (ii) subject to the foregoing, procure in particular (but without limiting the generality of the foregoing) that Foothills shall not prior to Closing, without having first obtaining the prior written consent of Purchaser or save as contemplated under this Agreement:

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(a)           Borrow or raise money other than as may be contemplated under this Purchase Agreement or pursuant to the Pubco Transactions.

(b)           Enter into or amend any material contracts or other material transaction or capital commitment or incur or allow to arise any material contingent liability other than as may be contemplated under this Purchase Agreement or pursuant to the Pubco Transactions.

(c)           Declare, pay or make any dividends or other distributions.

(d)           Save as otherwise provided herein or as may be contemplated or deemed appropriate pursuant to the Pubco Transactions, appoint any new directors or employ any senior employees, officers, company secretary or attorney or terminate the employment of any existing key employees or vary their terms of employment.

(e)           Other than those contemplated under the Pubco Transactions, dispose or agree to dispose of any asset other than in the ordinary course of its business or which is material in the context of operations.

(f)           Compromise, settle, release, discharge or compound any material civil, criminal, arbitration or other proceedings or any material liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing.

(g)           Except as contemplated hereunder or under the Pubco Transactions, make any advances or other credits to any third party or give any guarantee, indemnity, surety or security, otherwise than in the ordinary course of business.

(h)           Propose or pass any shareholders’ resolution at any general meeting which is a special business and not in connection with this Purchase Agreement or transactions contemplated hereunder or incidental hereto, save for the proposal of and the passing of any shareholders’ resolution regarding the ordinary business at any of their respective annual general meeting.

(i)           Enter into or amend any service agreements with directors or officers or senior employees to increase the remuneration payable thereunder.

(j)           Enter into any transaction or arrangement, other than for full consideration and on arms-length terms.

(k)           Do, allow or procure any act or permit any omission which would constitute a breach of any of the Issuer’s Warranties.

Subject always to the compliance with the applicable laws, rules and codes, Foothills further undertakes that it shall not during the period from the date of this Purchase Agreement and ending on Closing Date do anything that may delay, hinder or frustrate the completion of this Purchase Agreement.

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9.             Closing; Drop Dead Date.

(a)           If the Purchaser Conditions Precedent and Foothills Conditions Precedent shall not have been fulfilled or waived by the party in whose favor the Conditions Precedent run in full on or before 5:00 p.m. on April 30, 2016 (or such other date agreed by Foothills and Purchaser in writing) (the “Drop Dead Date”), all rights and obligations of the parties hereunder shall cease and terminate and no party shall have any claim against the others save for claim (if any) in respect of such continuing provisions or any antecedent breach hereof.

(b)           Subject to fulfillment of the Purchaser and Foothills Conditions Precedent, or waiver thereof, Closing shall take place at the Law Offices of Aaron A. Grunfeld & Associates, 11111 Santa Monica Boulevard, Suite 1840, Los Angeles, California 90025. 12:00 noon Pacific Standard Time, on the date (“Closing Date”) which is the first Business Date immediately after the date on which all the applicable Conditions Precedent are fulfilled or waived as set forth herein. The exchange of the Note or Notes against release of funds to the Issuer together with such other deliveries made by the parties in support thereof on the Closing Date shall be deemed to be the “Closing” for purposes of this Agreement.

(c)           Not later than 24 hours prior to the Closing, Purchaser shall transfer by wire, in immediately available funds, the full amount of the Purchase Price (the “Wired Amount”) to the Law Offices of Aaron A. Grunfeld, (for purposes hereof, the “Escrow Agent”) at the wire instructions provided in the Escrow Agreement (as defined below), who shall hold the Wired Amount to the order of Purchaser, pursuant to that certain escrow agreement (the “Escrow Agreement”), substantially in the form attached hereto as Exhibit D.

(d)           At Closing, upon satisfaction of the applicable Conditions Precedent, or waiver thereof, Foothills shall, subject to its receipt of a confirmation signed by the Sellers and Foothills confirming that all the conditions precedent to the closing of the Merger have been fulfilled and the closing of the Merger Agreement will proceed and the fulfillment or waiver of the applicable Conditions Precedent, will deliver to Purchaser:

(i)          The original signed Notes issued in the name of Purchaser; and

(ii)         Resolutions of the Board of Director(s) of Foothills authorizing the transactions contemplated hereunder.

(e)           At Closing, upon satisfaction of the applicable Conditions Precedent, or waiver thereof, Purchaser shall:

(i)           Give written notice to the Escrow Agent authorizing the release of the Wired Amount pursuant to the Escrow Agreement; and

(ii)          Deliver to Escrow Agent such other documents or confirmations as may be reasonably requested.

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10.           Costs and Expenses. Each party to this Purchase Agreement shall pay its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Purchase Agreement.

11.           Definitions. The following capitalized terms shall have the following definitions for purposes of this Purchase Agreement:

(a)           “Common Stock” means the Common Stock of Company or of Pubco.

(b)          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(c)           “Securities Act” means the Securities Act of 1933, as amended from time to time.

(d)         “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company; partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

12.           Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Purchase Agreement shall be effective against Foothills or Purchaser unless such modification, amendment or waiver is approved in writing by Foothills and Purchaser. The failure of any party to enforce any of the provisions of this Purchase Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Purchase Agreement in accordance with its terms.

13.           Severability. Whenever possible, each provision of this Purchase Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Purchase Agreement in such jurisdiction, but this Purchase Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12

14.           Entire Agreement. This Purchase Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15.           Successors and Assigns. This Purchase Agreement shall bind and inure to the benefit of the successors and assigns of the Parties hereto.

16.           Counterparts. This Purchase Agreement may be executed in two or more counterparts including by facsimile or electronic transmission, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

17.           Remedies. The parties hereto shall be entitled to enforce their rights under this Purchase Agreement specifically, to recover damages by reason of any breach of any provision of this Purchase Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Purchase Agreement and that Foothills and Purchaser may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Purchase Agreement.

18.         Notices. Any notice provided for in this Purchase Agreement shall be in writing and shall be either personally delivered, or mailed certified or registered mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to Foothills at the address set forth below and to any other recipient at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

If to Foothills, at:

11111 Santa Monica Boulevard, Suite 1840

Los Angeles, California 90025

Contact: B. P. Allaire

Email: bpallaire@foothillspetro.com

Phone no: 888-328-9888

Fax no: 818-835-9707

If to Purchaser, at:

Alternus Capital Holdings Limited

Flat B, 28/F, Block 9, Larvotto,

8 Praya Road,

13

Unit 1403-04, 14F Kowloon Centre,

33 Ashley Road,

Tsim Sha Tsui, Hong Kong

Attention: Joe Lam, Director

Contact: Gloria Liu,

Email: gloria.liu@alternus-capital.com,

Phone no.: +852 3758 2138

Fax no: +852 3914 7215

19.           Governing Law. The corporate law of the State of California shall govern all issues and questions concerning the relative rights of the parties hereto. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Purchase Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California shall control the interpretation and construction of this Purchase Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of such other jurisdiction would ordinarily apply.

20.           Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which Foothills’ chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

21.           Descriptive Headings. The descriptive headings of this Purchase Agreement are inserted for convenience only and do not constitute a part of this Purchase Agreement.

(remainder of page intentionally left blank - signature page follows)

14

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement on the day and year first above written.

“COMPANY”

Foothills Petroleum, Inc.,
a Nevada corporation

By:	/s/ B. P. Allaire
Name:	B. P. Allaire
Title:	Director

“PURCHASER”

Alternus Capital Holdings Limited
a British Virgin Islands corporation

By:	/s/ Joe Lam
Name:	Joe Lam
Title:	Director

15

Exhibit A

FORM OF CONVERTIBLE PROMISSORY NOTE

16

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CONVERTIBLE PROMISSORY NOTE

April 5, 2016	Principal Amount: $400,000

FOR VALUE RECEIVED, Foothills Petroleum, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Alternus Capital Holdings Limited, a corporation organized under the laws of the British Virgin Islands, or its successors or assigns (the “Holder”), the principal amount of Four Hundred Thousand and 00/100 United States Dollars (US$400,000.00) on or prior to 12 months from later of, the date of this Note has been executed or the next business day after the Company received the funds hereunder, or such earlier or later date as is set forth in the Purchase Agreement defined below (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the eight percent (8%) per annum (the “Applicable Rate”) calculated at and commencing as of the date the proceeds hereunder are funded to the Company (the “Funding Date”), in accordance with the terms hereof. (Any term not defined herein shall have the meaning set forth in that certain Securities Purchase Agreement dated March __, 2016 as executed by the Company and Holder and referred to elsewhere herein as the “Purchase Agreement”.)

1.	Payments of Principal and Interest.

(a)          Payment of Principal. The principal amount of this Note shall be paid to the Holder on or prior to the Maturity Date.

(b)          Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at the Applicable Rate commencing on the Funding Date. Interest shall be computed on the basis of a 365-day year and paid for the actual number of days elapsed. Accrued and unpaid interest under this Note shall be paid in full on the Maturity Date. Any accrued but unpaid interest shall be converted as set forth herein.

17

(c)          Payment of Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest from the date due until such past due amount is paid at a rate of interest equal to the Applicable Rate plus four percent (4%) per annum (the “Default Rate”).

(d)          General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of California are authorized or required by law or executive order to remain closed.

2.	Conversion of Note.

(a)          Mandatory Conversion. The unpaid principal and accrued and unpaid interest on the Note shall automatically convert into shares of common stock of Pubco upon completion of the Pubco Merger. The conversion price per share of Pubco Common Stock shall be $0.665 or such other amount that on conversion upon the Pubco Merger will yield approximately 3.43% of the then outstanding Pubco Common Stock to the Holder. The number of shares into which the Note is convertible is referred to herein as the “Conversion Shares”. The Company shall notify the Holder in writing of the completion of the Merger and within ten (10) Business Days after completion of the Merger (the “Closing”), the Company shall instruct Pubco’s transfer agent to issue and surrender to a nationally recognized overnight courier for delivery to the address specified by Holder, a certificate, registered in the name of the Holder, for the number of Conversion Shares to which the Holder shall be entitled.

(1)         Record Holder. The person or persons entitled to receive the shares of Pubco Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Pubco Common Stock as of the Conversion Date.

(2)         Transfer Taxes. The issuance of certificates for shares of the Pubco Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Company.

(3)         No Fractional Shares. No fractional Pubco Common Stock or scrip certificates in respect thereof shall be issued upon conversion of any this Note. Instead of any fractional Pubco Common Stock which would otherwise be issuable upon conversion of any convertible note, the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100 of a share) in an amount in Dollars equal to the same fraction of the current market price per share of Common Stock (as calculated by the Company, whose determination shall be conclusive and described in a Company’s resolution) at the close of business on the day of conversion, or alternatively, at the Borrower’s option, the Borrower shall round up the conversion transaction to the next higher whole share.

18

3.           Voting Rights. The Holder shall have no voting rights under this Note, except as required by applicable law, and as expressly provided in this Note.

4.	Defaults and Remedies.

(a)           Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Company shall fail to pay any installment of interest, principal or other sums due under this Note within ten (10) business days of when any such payment shall be due and payable; (ii) the Company makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Company, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Company insolvent, and the order or decree is not vacated within sixty (60) days from the date of entry thereof; (v) the Company files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Company admits, in writing, its inability to pay its debts as they become due (provided, however, that receipt by the Company of an audit letter from its accountants questioning the viability of the Company as a going concern shall not, in and of itself, be construed as an admission by the Company of its inability to pay its debts as they become due); (vii) a proceeding or petition in bankruptcy is filed against the Company and such proceeding or petition is not dismissed within ninety (90) days from the date it is filed; (viii) the Company files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; or (ix) the Company shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note on the part of the Company to be performed complied with or abided by, and such failure is not cured within thirty (30) days after written notice of such failure is delivered by Holder to the Company.

(b)          Remedies. Upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Company or others, may declare the then outstanding principal balance of this Note, together with all other sums due under the Note, immediately due and payable, together with all accrued and unpaid interest thereon and thereafter all such sums shall bear interest at the Default Rate, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such reasonable fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note.

19

5.          Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into Common Stock.

6.          Cancellation. After all principal, accrued interest and all other sums at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

7.          Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of California, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Note in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.          Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

9.          Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

10.         Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

20

11.         Notice. Notice shall be given to each party at the address indicated in the Securities Purchase Agreement or at such other address as provided to the other party in writing.

12.         Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is not the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest that may be charged under applicable law.

13.         Binding Effect. This Note shall be binding upon the Company and the successors and assigns of the Company and shall inure to the benefit of Holder and the successors and assigns of Holder.

14.         Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

15.         Participations. Holder may from time to time sell or assign, in whole or in part, or grant participations in this Note and/or the obligations evidenced hereby, subject, however, to first obtaining the Company’s written consent. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Company (to the extent of such holder’s interest or participation), in each case as fully as though the Company was directly indebted to such holder.

21

16.         Amendments. The provisions of this Note may be changed only by a written agreement executed by the Company and Holder.

[Signature pages follows]

22

IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the date set forth above.

FOOTHILLS PETROLEUM, INC., a
Nevada corporation

By:
Name:
Title:

23

Exhibit B

PRINCIPAL ASSETS

FOOTHILLS EXPLORATION, LLC – WY

State	Type	Property Name	Gross Acres	Net Acres	Legal Text

WY	Fed	USA WYW 175948	1,760.00	1,760.00	Township 27 North-Range 93 West, 6th PM
					Section	7:	E/2W/2
					Section	10:	W/2, SE/4
					Section	11:	S/2N/2, S/2
					Section	12:	All
containing 1,760.00 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175952	2,510.98	2,510.98	Township 27 North-Range 94 West, 6th PM
					Section	1:	Lots 1, 2, 3, 4, S/2N/2, S/2
					Section	2:	Lots 1, 2, 3, 4, SW/4NE/4, S/2NW/4, S/2
					Section	11:	All
					Section	12:	All
containing 2,510.98 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175953	2,392.14	2,392.14	Township 27 North-Range 94 West, 6th PM
					Section	3:	Lots 1, 2, 3, 4, S/2N/2, S/2
					Section	4:	Lots 1, 3, 4, SW/4NE/4, S/2
					Section	9:	All
					Section	10:	All
containing 2,392.14 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175954	2,488.95	2,488.95	Township 27 North-Range 94 West, 6th PM
					Section	5:	Lots 1, 3, 4, SW/4NE/4, S/2NW/4, S/2
					Section	6:	Lots 1, 2, 3, 4, 5, 6, 7, S/2NE/4, SE/4NW/4,
E/2SW/4, SE/4
					Section	7:	Lots 1, 2, 3, 4, E/2, E/2W/2
					Section	8:	All
containing 2,488.95 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175955	880.00	880.00	Township 27 North-Range 94 West, 6th PM
					Section	13:	NW/4, SE/4
					Section	24:	S/2NE/4, W/2, SE/4
containing 880.00 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175956	2,320.00	2,320.00	Township 27 North-Range 94 West, 6th PM
					Section	14:	W/2, SE/4
					Section	15:	All
					Section	21:	S/2S/2
					Section	22:	All
					Section	23:	S/2NE/4, NW/4, SE/4
containing 2,320.00 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175957	1,924.89	1,924.89	Township 27 North-Range 94 West, 6th PM
					Section	17:	All
					Section	18:	Lots 1, 2, NE/4, E/2NW/4
					Section	19:	Lots 1, 2, 3, 4, E/2W/2, SE/4
					Section	20:	NE/4, S/2
containing 1,924.89 acres more or less
Fremont County, Wyoming

24

State	Type	Property Name	Gross Acres	Net Acres	Legal Text

WY	Fed	USA WYW 175959	2,004.00	2,004.00	Township 28 North-Range 95 West, 6th PMSection 4:
Lots 1, 2, 3, 4, S/2N/2, S/2Section 5: Lots 1, 2, 3, 4,
S/2N/2, S/2Section 6: Lots 1, 2, 3, 4, 5, 6, 7, S/2NE/4,
SE/4NW/4, E/2SW/4, SE/4containing 2,004.00 acres more
or lessFremont County, Wyoming

WY	Fed	USA WYW 175960	2,537.28	2,537.28	Township 28 North-Range 95 West, 6th PM
					Section	7:	Lots 1, 2, 3, 4, E/2, E/2W/2
					Section	8:	All
					Section	9:	All
					Section	17:	All
containing 2,537.28 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175961	2,114.58	2,114.58	Township 28 North-Range 95 West, 6th PM
					Section	18:	Lots 1, 2, 3, 4, E/2, E/2W/2
					Section	19:	Lots 1, 3, 4, NE/4, NE/4NW/4, E/2SW/4
					Section	20:	E/2, NW/4
					Section	21:	All
containing 2,114.58 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175962	2,480.00	2,480.00	Township 28 North-Range 95 West, 6th PM
					Section	22:	All
					Section	23:	All
					Section	24:	All
					Section	25:	N/2, S/2SW/4, SE/4
containing 2,480.00 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175963	2,093.92	2,093.92	Township 28 North-Range 95 West, 6th PM
					Section	26:	N/2, S/2SE/4
					Section	27:	N/2
					Section	28:	N/2NE/4, SE/4NE/4, SW/4
					Section	29:	W/2, SE/4
					Section	30:	Lots 1, 2, 3, 4, E/2, E/2W/2
containing 2,093.92 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175964	2,502.73	2,502.73	Township 28 North-Range 95 West, 6th PM
					Section	31:	Lots 1, 2, 4, E/2, E/2W/2
					Section	32:	All
					Section	33:	All
					Section	34:	All
containing 2,502.73 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175965	640.00	640.00	Township 28 North-Range 95 West, 6th PM
					Section	35:	All
containing 640.00 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175966	1,922.60	1,922.60	Township 29 North-Range 95 West, 6th PM
					Section	19:	Lots 1, 2, 3, 4, E/2, E/2W/2
					Section	30:	Lots 1, 2, 3, 4, E/2, E/2W/2
					Section	31:	Lots 1, 2, 3, 4, E/2, E/2W/2
containing 1,922.60 acres more or less
Fremont County, Wyoming

WY	Fed	USA WYW 175967	1,920.00	1,920.00	Township 29 North-Range 95 West, 6th PMSection 20:
AllSection 29: AllSection 32: Allcontaining 1,920.00
acres more or lessFremont County, Wyoming

25

State	Type	Property Name	Gross Acres	Net Acres	Legal Text

WY	Fed	USA WYW 175968	1,240.00	1,240.00	Township 29 North-Range 95 West, 6th PM
					Section	21:	NE/4NE/4, S/2NE/4, W/2, SE/4
					Section	22:	All
					containing 1,240.00 acres more or less
					Fremont County, Wyoming

WY	Fed	USA WYW 175969	2,480.00	2,480.00	Township 29 North-Range 95 West, 6th PM
					Section	27:	All
					Section	28:	All
					Section	33:	All
					Section	34:	N/2, N/2SW/4, SE/4
					containing 2,480.00 acres more or less
					Fremont County, Wyoming

WY	STATE	ST WY 12-00536	320.00	320.00	Township 28 North, Range 95 West, 6th P.M.
					Section	19:	SE/4
					Section	20	SW/4
					containing 320 acres, more or less
					Fremont County, WY

WY	STATE	ST WY 12-00537	480.00	480.00	Township 28 North, Range 95 West, 6th P.M.
					Section	26:	SW/4
					Section	27:	S/2
					containing 480 acres, more or less
					Fremont County, WY

WY	STATE	ST WY 12-00538	320.00	320.00	Township 28 North, Range 95 West, 6th P.M.
					Section	28:	W/4, SE/4
					containing 320 acres, more or less
					Fremont County, WY

WY	STATE	ST WY 12-00539	160.00	160.00	Township 28 North, Range 95 West, 6th P.M.
					Section	29:	E/4
					containing 160 acres, more or less
					Fremont County, WY

WY	STATE	ST WY 12-00540	640.00	640.00	Township 28 North, Range 95 West, 6th P.M.
					Section	36:	All
					containing 640 acres, more or less
					Fremont County, WY

		Federal:	36,212.07	36,212.07

		State WY:	1,920.00	1,920.00

		Total:	38,132.07	38,132.07

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TIGER ENERGY PARTNERS INTERNATIONAL, LLC

•	All rights and interests pertaining to the Confidential, Privileged and Proprietary 383 DM 15 Section 5.6 Exemption 4, 25 CFR Part 225, Exploration and Development Agreement (“EDA”) among the Ute Indian Tribe, Tiger Energy Partners International, LLC, and the Ute Distribution Corporation, dated October 1, 2015; this EDA is the subject of an administrative approval request made to the Bureau of Indian Affairs (“BIA”) that is expected to be received in the first half of 2016, and when approved, as to which no assurance can be given, additional funds will required to complete the transactions therein described.

•	All rights and interests pertaining to the Global Settlement Agreement (“GSA”) for the Uintah and Ouray Reservation between Mountain Oil & Gas, Inc. and the MOG Entities (Craig Phillips) and the Ute Indian Tribe of the Uintah and Ouray Reservation, dated December 22, 2014; this GSA is the subject of an administrative approval request made to the BIA that is expected to be received in the first half of 2016, and when approved, as to which no assurance can be given, additional funds will required to complete the transactions therein described.

•	All rights and interests acquired in the Purchase and Sale Agreements between TEPI and Mountain Oil & Gas, Inc. dated April 16, 2012 and December 18, 2012;

•	$479,442.33 cash held in the IOLTA Trust Fund Account with Hall Estill law firm;

•	$240,000 cash held in escrow by law firm Parsons, Behle & Latimer for State of Utah Department of Natural Resources Division of Oil, Gas and Mining (DOGM);

•	All cash balances in all company bank accounts, all equipment, accounts receivable, and any and all deposits and/or bonds.
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ASSETS OWNED BY TIGER ENERGY OPERATING, LLC

The following assets are owned by Tiger Energy Operating, LLC (“TEO”):

OIL & GAS LEASES:

County	Acreage	Section	twp	rge	Comments	WI	NRI
Uintah	40 Acres	16	9S	20E	SW ¼ NW ¼	100%	80%
Uintah	120 Acres	16	9S	20E	E ½ NE ¼,	100%	80%
					SW ¼ NE ¼
Uintah	40 Acres	8	9S	20E	SE ¼ SE ¼	100%	80%
Uintah	80 Acres	17	9S	20E	N ½ NW ¼	100%	80%

WELL DESCRIPTIONS:

Name	API	Section	twp	rge	Federal Lease #	WI	NRI
Duck Creek 7-16 GR	43-047-3051	16	9S	20E	38397	100%	80%
Duck Creek 17-16 GR	43-047-30654	16	9S	20E	38399	100%	80%
Duck Creek 8-16 GR	43-047-30628	16	9S	20E	38397	100%	80%
Duck Creek 32-17GR	43-047-30810	17	9S	20E	38400	100%	80%
Duck Creek 50-17GR	43-047-30996	17	9S	20E	38400	100%	80%
Duck Creek 51-8 GR	43-047-31038	8	9S	20E	38397	100%	80%

UNITIZED WELL DESCRIPTION:

Name	API	Section	TWP	RGE	Federal Lease #

Duck Creek 16-16		16	9S	20E

OIL AND GAS BONDS:

•	United States Department of the Interior Bureau of Land Management Statewide Personal Oil and Gas Bond #UTB000525 in the amount of $25,000.00;

•	United States Department of the Interior Bureau of Indian Affairs unnumbered Nationwide Oil and Gas Lease Bond in the amount of $150,000.00;

•	State of Utah Department of Natural Resources Division of Oil, Gas and Mining Surety Bond # RLB0015170 in the amount of $120,000.00

OTHER ASSETS:

All cash balances in all company bank accounts, all equipment, accounts receivable, and any and all deposits and/or bonds.

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ASSETS OWNED BY TIGER ENERGY MINERAL LEASING, LLC

This is a summary of oil and gas interests owned by Tiger Energy Mineral Leasing, LLC (“TEML”):

Oil & Gas Well Interest Owned:

•	Blacktail Ridge Project – Bill Barrett Corporation

#5-9D-46 BTR Well, Section 9, T-4S, R-6W, Duchesne County, Utah

•	Blacktail Ridge Project – Bill Barrett Corporation

#7-8-46 BTR Well, Section 8, T-4S, R-6W, Duchesne County, Utah

•	Blacktail Ridge Project – Bill Barrett Corporation

#11-8D-46 BTR Well, Section 8, T-4S, R-6W, Duchesne County, Utah

Oil & Gas Lease Interest Owned:

Ladysmith Prospect:

•	WYW-172309 – 40% Working Interest in lands covering 1,000 acres described as:

29N-96W

Section 19: SENE, SE;
Section 20: S2N2, S2;

Section 21: SWNW, W2SW, SESW;
Section 30: NE,

Fremont County, Wyoming

•	WYW-173238 – 40% Working Interest in lands covering 2,060.80 acres described as:

29N-96W
Section 19: E2SW;
Section 21: SENE, SE;
Section 28: All

Section 29: All

Section 30: Lots 1-4, NENW, E2SW, SE
Fremont County, Wyoming

All Rights and interests pertaining to the Rio Capital Acquisition dated September 25, 2014:

Oil and gas leases in the Altamont-Bluebell field located in Duchesne and Uintah Counties, Utah

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Exhibit C

USE OF PROCEEDS FROM ENTIRE PRELIMINARY FINANCING

•	$600,000 to Aegis International LLP for procurement, acquisition and merger with Pubco – proceeds from Initial Tranche.

•	$1.5 million to subsidiary of New Times Energy (NTE) to acquire all balance of interest in Tiger Energy Partners International LLC and all its interests and rights in Utah and Wyoming properties from NTE and its subsidiary.

•	$400,000 to Foothills Petroleum, Inc. for the SEC audit, financial audit, investor relations, oil reserve report, general operating and administrative expenses.

•	$900,000 to Foothills Petroleum, Inc. for general working capital.
•	$100,000 paid to a designee of Foothills Exploration, LLC.

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Exhibit D

FORM OF ESCROW AGREEMENT

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Exhibit E

FORM OF LOCK UP/LEAK OUT AGREEMENT

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LOCK-UP/LEAK-OUT AGREEMENT

This Lock-Up/Leak-Out Agreement (this “Agreement”) is made and entered into as of the execution of the SPA (as defined below) and becomes effective on the later of (i) the day of the conversion of the Convertible Note into the Shares (as defined below) or (ii) completion of the Pubco Merger (the “Effective Date”), by and between Foothills Petroleum, Inc., a Nevada corporation (the “Company”) and the person whose name appears below (the “Shareholder”) (for all purposes hereof, “Shareholder” includes any affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert with), with respect to the following matters:

WHEREAS, Shareholder and the Company have previously entered into that certain Securities Purchase Agreement (“SPA”) attached hereto as an Exhibit A pursuant to which the Shareholder purchased the Convertible Promissory Note of the Company (the “Convertible Note”) attached hereto as Exhibit B; and

WHEREAS, pursuant to the Convertible Note and the SPA, upon closing of the Pubco Merger (as defined in the SPA) the unpaid balance and any accrued and unpaid interest under the Convertible Note shall automatically convert into shares of common stock of Pubco (as defined in the SPA) at the conversion price set forth in the SPA; and

WHEREAS, the shares of Pubco will be listed for trading on an exchange such as otcmarkets.com; and

WHEREAS, it is in the interest of all parties that Pubco be able to develop an orderly market for its common stock; and

WHEREAS, it is a condition of the SPA that Shareholder execute this Agreement concurrently upon execution of the SPA; and

WHEREAS, in order to facilitate the Company’s intended corporate endeavors, to assist the Company in connection with certain contemplated financings, and other actions by the Company following Pubco Merger and to help in fostering and maintaining an orderly public trading market for the post-Pubco securities thereafter, the Shareholder has agreed to enter into this Agreement concerning the possible sale (a “Sale” and the conduct of a Sale, being to “Sell”) of the shares (the “Shares”) of the Company (or of Pubco, in the event Pubco is a surviving entity at the closing of the Pubco Merger) common stock (the “Common Stock”) held by the Shareholder as of the date hereof, all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.            Limitations on Sale. This Agreement shall extend for a period of 540 days following the Effective Date [dated as of the later of conversion of the Convertible Note or the Pubco Merger closing] no sale period and the following 270 days shall be the leak out period as set forth in this Section 1(a) and 1(b) below (collectively these 540 days are referred to herein as the “Lock Up/Leak Out Period”). The undersigned agrees that for the duration of the Lock Up/Leak Out Period it will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of the Company or Pubco (each, a “Company Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Shareholder on the date hereof or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Company Security (each of the foregoing, a “Prohibited Sale”). The Shareholder agrees to sell Common Stock solely on the following terms and subject to the following conditions:

(a)          During the period commencing on the Effective Date and continuing for 270 days thereof, the Shareholder shall not Sell any of the Shares (the “No Sale Period”); and

(b)          For a period commencing on the next business day after the end of the No Sale Period and continuing for next six consecutive 30 day periods (each a “Leak Out Period” and collectively, the “Leak Out Periods”), Shareholder shall not without written consent of the Company following authorization by the board of directors of the Company, sell any of the Shares of the Company, except in an amount not to exceed 5% of the Shares, beneficially owned by a Shareholder or its affiliates, per Leak Out Period. Any amount of Shares remaining unsold during any and all prior Leak Out Periods may not be cumulated and added to the amounts permitted to be sold during any other Leak Out Periods; and

(c)          In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the lock-up and leak out, or into which such Shares thereby becomes convertible, shall immediately and automatically be subject to the lock-up and leak out terms herein described. To enforce the lock-up and leak out, the Company may impose stop-transfer instructions with respect to the Shares until the end of the Lock Up/Leak Out Period.

(d)          This Agreement shall expire and have no longer any effect on the last day of the Lock Up/Leak Out Period.

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2.          Miscellaneous Transfers. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Company Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or dance thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not prohibit privately negotiated transactions in whole or in part, to one or more individuals or institutions who meet the conditions and status of being an “accredited investor” under federal securities laws, provided (a) the transferees agree, in writing, to be bound to the lock-up/leak-out restrictions of this Letter Agreement for the balance of the Lockup Period and (b) the private transaction (1) does not result in the transfer of the Company Securities to more than ten (10) individuals or entities, (2) such transferees agree in writing to be bound by the terms of this Agreement.

3.          Notice. The Shareholder shall provide written notice to the Company immediately upon any transfer of the Shares covered in Section 2 above, and provide the Company with the date of such transfer and the number of Shares transferred.

4.          Legend. An appropriate legend referencing this Agreement may be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions.

5.          Waiver of Limitation. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock. Notwithstanding anything to the contrary, the Company may make any such waiver in any manner deemed appropriate by the Company in its sole discretion.

6.          Voting; Other Beneficial Rights. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to its beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

7.          Adjustment of Number of Shares Upon Certain Transactions. The number of shares of Common Stock included in any monthly allotment that can be sold by the Shareholder shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

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8.          Miscellaneous.

(a)          Entire Agreement. This Agreement (including the recitals and exhibits hereto), the agreements, documents and instruments to be executed and delivered pursuant hereto or referred to herein, are intended to embody the final, complete and exclusive agreement between the parties with respect to matters set forth herein and any related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

(b)          Governing Law and Venue. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law provisions thereof. Venue for any matter arising out of relating to this agreement shall be in the appropriate state or federal court within the state of California. Each party hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to any other party at its address set forth in Section 8(c) hereof, such service being hereby acknowledged by each party to be sufficient for personal jurisdiction in any action against each party in any such court and to be otherwise effective and binding service in every respect.

(c)          Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, by courier or other express private mail service, telecopied, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when delivered personally or express private mail service, telecopied, or if mailed, when actually received as shown on the return receipt or other evidence of receipt. Notices shall be addressed to the parties as follows:

if to Company, to:

Foothills Petroleum, Inc.

11111 Santa Monica Boulevard, Suite 1840

Los Angeles, California 90025

Phone: 888-328-9888

Fax: 818-835-9707

Email:bpallaire@foothillspetro.com

Attention: Chief Executive Officer

if to the Shareholder, then to the address set forth next to Shareholder’s name below.

(d)          Binding Effect. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Neither this Agreement, nor any rights or obligations of any party hereunder, may be assigned by a party without the prior written consent of the other party hereto.

(e)          Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or scanned signature and any such facsimile or scanned signature shall be deemed to be an original signature for all purposes hereof.

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(f)          Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

(g)          Gender; Tense, Etc. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

(h)          Severability. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision or part thereof shall be stricken and of no force and effect. However, unless such stricken provision or part thereof goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

(i)          Resales. The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

(j)          Equitable Relief. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by such Shareholder, that in addition to all other remedies that may be available in law or in equity to the Company, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company may suffer as a result of any breach or continuation thereof.

(k)          Any transferee of any of the Common Stock of a Shareholder that is covered by this Agreement in a private sale or other transfer shall be subject to the conditions of this Agreement respecting the resale or further transfer of any Common Stock acquired from the Shareholder, and for all such purposes, a transferee or transferees shall be a “Shareholder” as defined herein who together and in the aggregate will be subject to the limitations on sale herein set forth.

(l)          Successors and Assigns. This Agreement shall be binding on the successors and assigns of the parties hereto.

(remainder of the page intentionally left blank – signature page follows)

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Lock-Up/Leak-Out Agreement as of the day set forth above.

COMPANY:

Foothills Petroleum, Inc.
By:
Name:
Title:

SHAREHOLDER:

By:	Alternus Capital Holdings Limited

Name:
Title:

Shares

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Exhibit A

Securities Purchase Agreement

39

Exhibit B

Convertible Promissory Note

40